UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 9, 2013
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On September 9, 2013, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the first quarter of fiscal year 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the first quarter fiscal year 2014 earnings presentation.

Exhibit No.	Description

99.1           Press release dated September 9, 2013 titled “John Wiley & Sons Reports First Quarter 2014 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Exhibit 99.1
Investor Contact:
Brian Campbell, Investor Relations
201-748-6874
brian.campbell@wiley.com

John Wiley & Sons, Inc. Reports First Quarter 2014 Results

•	Adjusted revenue of $411 million, up 4% over prior year on a constant currency basis
•	Journal subscription revenue of $160 million, up 4% over prior year on a constant currency basis
•	Percent of revenue from digital knowledge and knowledge-enabled services increased to 52% from 45% a year earlier
•	Adjusted EPS of $0.51, up 2% over prior year on a constant currency basis
•	Full year financial outlook reaffirmed

September 9, 2013 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the first quarter of fiscal year 2014.

                                                                                       % Change
$ millions	FY14	FY13	Excluding FX	Including FX
Revenue:
Adjusted	$411	$398	4%	3%
US GAAP	$411	$411	1%	0%
EPS:
Adjusted	$0.51	$0.52	2%	(2%)
US GAAP	$0.61	$0.60	4%	2%
Please see the attached financial schedules for more detail

Management Commentary
“Our transformation from print publisher to provider of digital knowledge and knowledge-enabled services continues,” said Steve Smith, President and CEO of Wiley.  “Today, 52% of our revenue comes from digital content and services, up from 45% a year ago, mainly reflecting gains achieved through the disposition of our consumer publishing business and our increased investment in digital research, online assessment, test preparation and educational services, including full-service online degree programs and advanced course management tools.”

Mr. Smith continued:  “Revenue growth this quarter was generally in line with our expectations.  Research made significant progress in the quarter, with journal subscription revenue growing 4% vs. prior year on a constant currency basis.  We are encouraged by our continuing success in winning new society business and achieving complementary growth in open access.”

“Results were mixed in the Professional Development and Education segments,” Mr. Smith said.  “Print book declines continued in both segments, with additional pressure coming from university bookstores and other book retailers ordering less and later in response to limited visibility into demand, increased emphasis on inventory management, and a later start to the fall semester in the US.  On the positive side, we continue to reshape the Professional Development portfolio and see significant opportunities for growth through investment and acquisition in the professional services area.  Meanwhile, Education saw solid contribution from the online program management business (Deltak), which added two high profile university partners to bring the total number of schools under contract to 33.  Finally, WileyPLUS subscription billings were encouraging, up 15% over the prior fiscal year. ”

 “Given the results this quarter and our expectations for the remainder of the year, we are reiterating our guidance for low-single-digit adjusted revenue growth and adjusted EPS of $2.85 to $2.95.”

Financial Highlights
•
First quarter adjusted revenue grew 4% to $411 million, excluding the prior year operating results of the divested consumer publishing programs ($12.4 million of revenue in Q1 2013) and foreign exchange (FX) impacts.  Revenue was essentially flat on a US GAAP basis.

•
Adjusted revenue change by segment, excluding the divested consumer publishing programs and FX impacts:Research +5%, Professional Development -6%, and Education +13%.   Research performance was driven by growth in journal subscriptions fueled by new society agreements, digital books, publication rights, and gold (funded) open access, offsetting a decline in print books and advertising.   In Professional Development, lower print book sales offset modest growth in digital books and growth in online assessment and training.   In Education, contribution from Deltak (+$14.7 million) more than offset a decline in print textbooks.

•
First quarter adjusted earnings per share (EPS) grew 2% to $0.51, which excludes the divested consumer publishing programs and FX impacts. Adjusted EPS excludes: (1) first quarter 2014 and 2013 restructuring charges of $7.8 million ($0.08/share) and $4.8 million ($0.06/share), respectively; (2) the prior year operating results of the divested consumer publishing programs ($0.01/share); and (3) deferred tax benefits, attributable to a reduction in the UK statutory income tax rate, in the first quarter of 2014 and 2013 of $10.6 million ($0.18/share) and $8.4 million ($0.14/share), respectively. Higher shared service and administrative costs offset higher gross margin percentages from each of the three segments. An increase in technology expense to support our transformation initiatives offset a decline in distribution spending.  US GAAP EPS was $0.61 per share, up 4% excluding the unfavorable FX impact.

•
Free Cash Flow improved to a use of $79 million as compared to a use of $106 million in the prior year period mainly due to lower disputed income tax deposits paid to the German government.  A tax deposit of $29.7 million for disputed taxes through fiscal year 2007 was paid in the prior year period, whereas $5.9 million for disputed taxes for 2011 was paid in the current period. Through July 31, 2013, the Company has paid tax deposits covering all years through fiscal year 2011. Adjusted for these deposits, which are required as part of the tax appeal process, free cash flow was $2.9 million better, or 4%.  Note that free cash flow is typically negative for Wiley in the first half of a fiscal year due to the timing of journal subscription cash collections.

•
Restructuring Update:  Wiley recorded a restructuring charge of $7.8 million this quarter related to its previously announced restructuring program.  Including this charge, Wiley has recorded $32.3 million in restructuring costs since the program began in January 2013. Wiley expects to record additional restructuring charges for the remainder of the fiscal year.  For the second quarter, Wiley anticipates an approximate restructuring charge of $8 million.  As of July 31, Wiley had initiated actions to achieve $60 million of its $80 million FY15 run-rate savings goal, with more than half of the $80 million expected to improve earnings and the remainder reinvested into the business.

•
Share Repurchases: Wiley repurchased 350,100 shares this quarter at a cost of $14.6 million.  In June, the Board of Directors authorized an additional 4,000,000 share repurchase program.   As of July 31, 4,159,552 total shares remain in the program, including shares from a nearly completed program authorized in September 2010.

•
Dividend: In June, the Board of Directors increased Wiley’s quarterly cash dividend to $0.25 per share on its Class A and Class B Common Stock, an increase of 4% over the previous quarterly dividend of $0.24 per share.  It was the twentieth consecutive annual increase.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit  and EPS, which exclude restructuring charges, operating results from divestitures, and the deferred tax benefits. Variances to adjusted revenue, contribution to profit and EPS exclude FX impacts unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (“FX”)
For fiscal year 2013, the weighted average rates for sterling and the euro were 1.58 and 1.29, respectively, against prior year on a U.S. dollar equivalent basis. Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis;” such amounts exclude both currency translation effects and transactional gains and losses.

RESEARCH
•
Revenue:  First quarter revenue excluding FX rose 5% to $245.8 million due to solid journal subscription growth (+4%), digital book sales (+28%) and open access sales, which contributed more than $2 million of incremental revenue over the prior year period.  For calendar year 2013, journal subscriptions billings are up 3% over the prior calendar year with approximately 98% of expected subscription business closed as of the end of July.

•
Contribution to Profit:  First quarter adjusted contribution to profit after allocated shared service and administrative costs grew 13% to $68 million due to revenue growth, higher gross margins and prudent expense management partially offset by investments in technology. Adjusted contribution to profit excludes first quarter restructuring charges of $2 million and $3 million in fiscal years 2014 and 2013, respectively.  Contribution to profit on a US GAAP basis also rose 13%.

•
Society Business:  Three new society journals were signed in the quarter with combined annual revenue of $1.1 million; six were renewed worth approximately $2.3 million in annual revenue; and three were not renewed, worth $1.6 million annually.  Note that a few weeks after the quarter closed, Wiley signed a new, long-term agreement with the European Molecular Biology Organization (EMBO) that is expected to generate approximately $7 million in annual revenue beginning in calendar year 2014.

•
Quality Index:  In July, Wiley announced a continued increase in the proportion of its journal titles indexed in the Thomson Reuters® 2012 Journal Citation Reports (JCR), with 1,192 titles (approximately 77%) now indexed, up from 1,156 in the 2011 JCR. Wiley titles now account for the largest share of indexed journals in 50 categories.  In addition, 20% of indexed Wiley journals are now ranked in the top 10 of their respective categories.  The Thomson Reuters index is an important barometer of journal quality.

(Please see the attached tables for more information, including Segment Revenue Statistics by Product/Service and Subject Category)

PROFESSIONAL DEVELOPMENT
•
Revenue:  First quarter adjusted revenue fell 6% to $84.1 million, excluding FX and revenue from the divested consumer publishing programs in the prior year period ($12.4 million).   Revenue on a US GAAP basis fell 18%.   Adjusted revenue performance was primarily due to a decline in print books (-10%), particularly in the technology category, where recent industry software releases have achieved limited commercial success.   Also contributing to lower revenue performance was the impact of a non-recurring $1.1 million favorable adjustment to revenue in the year-ago period.   Print book declines offset contribution from the ELS acquisition (+$2 million) and growth in digital books (21%).

•
Contribution to Profit:  First quarter adjusted contribution to profit after allocated shared service and administrative costs fell $0.6 million to $1.7 million due to top line results partially offset by gross margin improvement and costs savings.   Contribution to profit after allocated shared service and administrative costs on a US GAAP basis was a loss of $1.9 million.

•	Gross Margin Increase (US GAAP basis): Gross margin increased from 63.2% to 68.3% due to the divestiture of the low margin consumer business combined with the acquisition of ELS.

(Please see the attached tables for more information, including Segment Revenue Statistics by Product/Service and Subject Category)

EDUCATION
•
Revenue:  First quarter revenue excluding FX grew 13% to $81.1 million, due to the contribution from Deltak (+$14.7 million) and growth in digital books (+7%), which collectively offset a 13% decline in print textbook revenue.

•
Contribution to Profit:  First quarter adjusted contribution to profit after shared service and administrative costs fell 29% to $6.1 million, reflecting Deltak’s investment in new university partner programs that are not yet generating revenue, as well as lower print textbook revenue and higher technology costs.

•
Online Program Management:  Deltak accounted for 18% of total revenue in the quarter, or $14.7 million.  The Company signed two high profile university partners during the quarter, bringing the total number of schools under contract to 33.  Deltak’s partnership with Syracuse University covers Masters Degrees in Computer Engineering, Computer Science, Electrical Engineering and Engineering Management.  Deltak also added a MS in Finance at a Top 25 business school.  As of July 31, Deltak had 101 programs generating revenue and 48 programs under contract and in development but not yet generating revenue.

(Please see the attached tables for more information, including Segment Revenue Statistics by Product/Service and Subject Category)

Earnings Conference Call
•	Scheduled for today, September 9, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 576-4398 and enter the participant code 7535605#
•	International callers, please dial (719) 457-2627 and enter the participant code 7535605#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FIRST QUARTER ENDED
JULY 31, 2013 AND 2012
(in thousands, except per share amounts)

FIRST QUARTER ENDED JULY 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,C)	Adjusted	US GAAP	Adjustments (A-C)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$411,020	-	411,020	410,734	(12,399)	398,335	0%	4%

Costs and Expenses
Cost of Sales	119,791	-	119,791	127,244	(8,156)	119,088	-6%	2%
Operating and Administrative	236,995	-	236,995	229,986	(5,044)	224,942	3%	6%
Restructuring Charges (A)	7,755	(7,755)	-	4,841	(4,841)	-
Amortization of Intangibles	10,915	-	10,915	9,668	(40)	9,628	13%	13%

Total Costs and Expenses	375,456	(7,755)	367,701	371,739	(18,081)	353,658	1%	5%

Operating Income	35,564	7,755	43,319	38,995	5,682	44,677	-9%	-1%
Operating Margin	8.7%		10.5%	9.5%		11.2%

Interest Expense	(3,471)	-	(3,471)	(2,827)	-	(2,827)	23%	23%
Foreign Exchange Gain	881	-	881	1,020	-	1,020	-14%	-4%
Interest Income and Other	1,138	-	1,138	531	-	531	114%	114%

Income Before Taxes	34,112	7,755	41,867	37,719	5,682	43,401	-10%	-1%

Provision (Benefit) for Income Taxes (A-C)	(1,821)	13,417	11,596	1,602	10,102	11,704	-214%	2%

Net Income	$35,933	(5,662)	30,271	36,117	(4,420)	31,697	-1%	-2%

Earnings Per Share- Diluted	$0.61	(0.10)	0.51	0.60	(0.07)	0.52	2%	2%

Average Shares - Diluted	59,134	59,134	59,134	60,433	60,433	60,433

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE FIRST QUARTER ENDED
JULY 31, 2013 AND 2012

RECONCILIATION OF US GAAP EPS TO ADJUSTED EPS - DILUTED (UNAUDITED)

	First Quarter Ended
	July 31,
	2013	2012

US GAAP Earnings Per Share - Diluted	$0.61	$0.60
Adjusted to exclude the following:
Restructuring Charges (A)	(0.08)	(0.06)
Operational Results of Divested Consumer Programs (B)	-	(0.01)
Deferred Income Tax Benefit on UK Rate Change (C)	0.18	0.14

Adjusted Earnings Per Share - Diluted	$0.51	$0.52

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
The adjusted results for the first quarter of fiscal year 2014 and 2013 excludes restructuring charges related to the Company's Restructuring and Reinvestment Programs of $7.8 million ($5.0 million after tax, $0.08 per share) and $4.8 million ($3.5 million after tax, $0.06 per share), respectively.

(B)		The adjusted results for the first quarter of fiscal year 2013 exclude the operating results of the divested Professional Development consumer publishing programs sold in fiscal year 2013.
(C)
The adjusted results for the first quarter of fiscal year 2014 and 2013 exclude deferred tax benefits of $10.6 million ($0.18 per share) and $8.4 million ($0.14 per share), respectively. The tax benefits are associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3% and 2%, respectively.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2013 AND 2012
(in thousands)

FIRST QUARTER ENDED JULY 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,B,C)	Adjusted	US GAAP	Adjustments (C)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$245,788	-	245,788	235,946	-	235,946	4%	5%
Professional Development	84,086	-	84,086	101,973	(12,399)	89,574	-18%	-6%
Education	81,146	-	81,146	72,815	-	72,815	11%	13%

Total	$411,020	-	411,020	410,734	(12,399)	398,335	0%	4%

Direct Contribution to Profit
Research	$101,843	1,971	103,814	91,263	2,966	94,229	12%	11%
Professional Development	18,114	3,553	21,667	21,206	2,095	23,301	-15%	-6%
Education	20,966	48	21,014	21,903	169	22,072	-4%	-3%

Total	$140,923	5,572	146,495	134,372	5,230	139,602	5%	6%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$66,154	1,971	68,125	58,312	2,966	61,278	13%	13%
Professional Development	(1,877)	3,553	1,676	324	2,095	2,419	-	-27%
Education	6,034	48	6,082	8,865	169	9,034	-32%	-29%

Total	$70,311	5,572	75,883	67,501	5,230	72,731	4%	6%

Unallocated Shared Services and Admin. Costs	(34,747)	2,183	(32,564)	(28,506)	452	(28,054)	22%	15%

Operating Income	$35,564	7,755	43,319	38,995	5,682	44,677	-9%	-1%

Total Shared Services and Admin. Costs by Function
Distribution	$(24,723)	213	(24,510)	(25,893)	193	(25,700)	-5%	-3%
Technology Services	(44,857)	-	(44,857)	(36,572)	256	(36,316)	23%	24%
Finance	(10,331)	-	(10,331)	(10,389)	-	(10,389)	-1%	0%
Other Administration	(25,448)	1,970	(23,478)	(22,523)	3	(22,520)	13%	5%
Total	$(105,359)	2,183	(103,176)	(95,377)	452	(94,925)	10%	9%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2013 AND 2012
(in thousands)

	First Quarter Ended
	July 31,
	2013	2012	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	$101,843	91,263	12%	13%
Restructuring Charges (A)	1,971	2,966
Adjusted Direct Contribution to Profit	103,814	94,229	10%	11%

Allocated Shared Services and Admin. Costs:
Distribution	(11,272)	(11,559)	-2%	-1%
Technology	(18,953)	(15,673)	21%	21%
Occupancy and Other	(5,464)	(5,719)	-4%	-4%
Adjusted Contribution to Profit (after allocated	$68,125	61,278	11%	13%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	$18,114	21,206	-15%	-14%
Direct Contribution to profit - Divested Consumer Publishing Programs (C)	-	841
Restructuring Charges (A)	3,553	1,254
Adjusted Direct Contribution to Profit	21,667	23,301	-7%	-6%

Allocated Shared Services and Admin. Costs:
Distribution	(9,443)	(10,374)	-9%	-8%
Technology	(7,823)	(7,172)	9%	9%
Occupancy and Other	(2,725)	(3,336)	-18%	-18%
Adjusted Contribution to Profit (after allocated	$1,676	2,419	-31%	-27%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	$20,966	21,903	-4%	-2%
Restructuring Charges (A)	48	169
Adjusted Direct Contribution to Profit	21,014	22,072	-5%	-3%

Allocated Shared Services and Admin. Costs:
Distribution	(4,004)	(3,793)	6%	11%
Technology	(8,734)	(7,361)	19%	19%
Occupancy and Other	(2,194)	(1,884)	16%	16%
Adjusted Contribution to Profit (after allocated	$6,082	9,034	-33%	-29%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	$75,883	72,731	4%	6%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(34,747)	(28,506)	22%	23%
Restructuring Charges (A)	2,183	452
Adjusted Unallocated Shared Services and Admin. Costs	$(32,564)	(28,054)	16%	17%

Adjusted Operating Income	$43,319	44,677	-3%	-1%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	July 31,		April 30,
	2013	2012	2013

Current Assets
Cash & cash equivalents	$189,795	149,300	334,140
Accounts receivable	184,714	199,637	161,731
Inventories	81,005	93,322	82,017
Prepaid and other	48,901	47,798	57,083
Total Current Assets	504,415	490,057	634,971
Product Development Assets	74,925	98,945	87,876
Technology, Property and Equipment	189,725	188,551	189,625
Intangible Assets	942,004	879,214	954,957
Goodwill	831,176	674,505	835,540
Other Assets	114,039	84,286	103,406
Total Assets	2,656,284	2,415,558	2,806,375

Current Liabilities
Accounts and royalties payable	137,421	140,743	143,313
Deferred revenue	264,606	238,979	362,970
Accrued employment costs	66,648	45,851	85,306
Accrued income taxes	15,372	16,327	16,093
Accrued pension liability	4,365	3,508	4,359
Other accrued liabilities	44,796	53,541	55,128
Total Current Liabilities	533,208	498,949	667,169
Long-Term Debt	660,000	514,000	673,000
Accrued Pension Liability	201,622	143,979	204,362
Deferred Income Tax Liabilities	186,741	173,500	197,526
Other Long-Term Liabilities	78,486	70,569	75,962
Shareholders' Equity	996,227	1,014,561	988,356
Total Liabilities & Shareholders' Equity	$2,656,284	2,415,558	2,806,375

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Three Months Ended
	July 31,
	2013	2012
Operating Activities:
Net income	$35,933	36,117
Amortization of intangibles	10,915	9,668
Amortization of composition costs	11,198	13,402
Depreciation of technology, property and equipment	14,485	13,028
Restructuring charges	7,755	4,841
Deferred tax benefits on U.K. rate changes	(10,634)	(8,402)
Stock-based compensation	3,347	3,660
Excess tax benefits from stock-based compensation	153	(911)
Royalty advances	(25,115)	(24,970)
Earned royalty advances	34,200	29,069
Other non-cash charges and credits	5,435	11,035
Change in deferred revenue	(97,277)	(96,137)
Income tax deposit	(5,881)	(29,705)
Net change in operating assets and liabilities, excluding acquisitions	(41,190)	(38,947)
Cash Used for Operating Activities	(56,676)	(78,252)

Investments in organic growth:
Composition spending	(8,873)	(11,921)
Additions to technology, property and equipment	(13,795)	(15,903)

Free Cash Flow	(79,344)	(106,076)

Other Investing and Financing Activities:
Acquisitions, net of cash	(101)	(1,660)
Repayment of long-term debt	(135,500)	(70,700)
Borrowings of long-term debt	122,500	109,700
Change in book overdrafts	(23,634)	(25,726)
Cash dividends	(14,720)	(14,369)
Purchase of treasury shares	(14,592)	(10,609)
Proceeds from exercise of stock options and other	4,754	19,011
Excess tax benefits from stock-based compensation	(153)	911
Cash (Used for) Provided by Investing and Financing Activities	(61,446)	6,558

Effects of Exchange Rate Changes on Cash	(3,555)	(11,012)

Decrease in Cash and Cash Equivalents for Period	$(144,345)	(110,530)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(8,873)	(11,921)
Additions to technology, property and equipment	(13,795)	(15,903)
Acquisitions, net of cash	(101)	(1,660)
Cash Used for Investing Activities	$(22,769)	(29,484)

Financing Activities:
Cash (Used for) Provided by Investing and Financing Activities	$(61,446)	6,558
Excluding:
Acquisitions, net of cash	(101)	(1,660)
Cash (Used for) Provided by Financing Activities	$(61,345)	8,218

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE STATISTICS
FOR THE FIRST QUARTER ENDED
JULY 31, 2013 AND 2012
(in millions)

	For the Three Months
	Ended July 31,
RESEARCH	2013	2012	% of Revenue	% Change excl. FX

Revenue by Product/Service:
Journal Subscriptions	$160.2	155.6	65%	4%
Print Books	27.4	29.5	11%	-6%
Digital Books	9.6	7.6	4%	28%
Open Access	3.3	0.6	1%	450%
Other (includes Reprints, Backfiles, Rights, Advertising)	45.3	42.6	19%	7%
Total Revenue	$245.8	235.9	100%	5%

Revenue by Subject Category:
Medicine	$72.6	70.7	30%	5%
Physical Sciences & Engineering	67.6	65.6	28%	2%
Life Sciences	61.7	55.4	25%	13%
Social Sciences & Humanities	43.1	43.5	18%	1%
Other	0.8	0.7	0%	29%
Total Revenue	$245.8	235.9	100%	5%

	For the Three Months
	Ended July 31,
PROFESSIONAL DEVELOPMENT	2013	2012	% of Revenue	% Change excl. FX (a)

Revenue by Product/Service:
Print Books	$57.0	63.7	68%	-10%
Digital Books	10.3	8.5	12%	21%
Online Training & Assessment	8.1	6.9	10%	17%
Other (includes Rights, Translations, Advertising)	8.7	10.5	10%	-16%
Divested Consumer Publishing Programs	-	12.4
Total Revenue	$84.1	102.0	100%	-6%

Revenue by Subject Category:
Business	$37.7	39.2	45%	-4%
Technology	17.2	19.3	20%	-10%
Consumer	9.9	11.1	12%	-10%
Professional Education	8.6	8.6	10%	0%
Architecture	5.0	6.1	6%	-18%
Psychology	3.6	3.4	4%	6%
Other	2.1	1.9	2%	16%
Divested Consumer Publishing Programs	-	12.4
Total Revenue	$84.1	102.0	100%	-6%
Note (a) - Variance excludes the revenue of the divested Professional Development consumer publishing programs sold in fiscal year 2013.

	For the Three Months
	Ended July 31,
EDUCATION	2013	2012	% of Revenue	% Change excl. FX

Revenue by Product/Service:
Print Textbooks	$41.4	48.4	51%	-13%
Binder and Custom Print	16.2	16.3	20%	-1%
Online Program Management (Deltak)	14.7	-	18%
Digital Books	4.6	4.3	6%	7%
WileyPLUS	1.1	0.8	1%	50%
Other	3.1	3.0	4%	13%
Total Revenue	$81.1	72.8	100%	13%

Revenue by Subject Category:
Business	$18.0	18.1	22%	1%
Sciences	17.0	19.7	21%	-13%
Social Sciences	11.7	12.9	14%	-9%
Engineering & Computer Science	7.7	10.1	9%	-23%
Mathematics & Statistics	6.6	6.2	8%	6%
Schools (Australia K-12)	4.2	3.0	5%	53%
Online Program Management (Deltak)	14.7	-	18%
Other	1.2	2.8	1%	-57%
Total Revenue	$81.1	72.8	100%	13%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: September 9, 2013